UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 30, 2022

BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	001-14905	47-0813844
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3555 Farnam Street Omaha, Nebraska		68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

(402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock	BRK.A	New York Stock Exchange
Class B Common Stock	BRK.B	New York Stock Exchange
0.750% Senior Notes due 2023	BRK23	New York Stock Exchange
0.625% Senior Notes due 2023	BRK23A	New York Stock Exchange
1.300% Senior Notes due 2024	BRK24	New York Stock Exchange
0.000% Senior Notes due 2025	BRK25	New York Stock Exchange
1.125% Senior Notes due 2027	BRK27	New York Stock Exchange
2.150% Senior Notes due 2028	BRK28	New York Stock Exchange
1.500% Senior Notes due 2030	BRK30	New York Stock Exchange
2.000% Senior Notes due 2034	BRK34	New York Stock Exchange
1.625% Senior Notes due 2035	BRK35	New York Stock Exchange
2.375% Senior Notes due 2039	BRK39	New York Stock Exchange
0.500% Senior Notes due 2041	BRK41	New York Stock Exchange
2.625% Senior Notes due 2059	BRK59	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02	Results of Operations and Financial Condition.

On April 30, 2022, Berkshire Hathaway Inc. issued a press release announcing the Company’s earnings for the first quarter ended March 31, 2022. A copy of this press release is furnished with this report as an exhibit to this Form 8-K.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)

On May 1, 2022, the Board of Directors (the “Board”) of Berkshire Hathaway Inc., a Delaware corporation (the “Company”), amended the Company’s Bylaws effective immediately to restate Section 12 – Forum for Adjudication of Disputes. The restatement of Section 12 updates certain provisions regarding the forum to be used for adjudicating derivative claims, in particular, to require adjudication of derivative claims over which the Delaware Court of Chancery lacks jurisdiction in the federal district court for the District of Delaware, and adds a federal forum selection provision requiring the adjudication of claims brought under the Securities Act of 1933 in a U.S. federal district court, unless in each case the Company consents otherwise in writing. The prior version of Section 12 required that all derivative claims, among others, be adjudicated in the Delaware Court of Chancery unless the Company consented otherwise in writing and did not address forum selection for claims brought under the Securities Act of 1933. In addition, the restatement of Section 12 made certain changes primarily to conform to updates in Delaware law.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, attached hereto as Exhibit 3(ii) and incorporated herein by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On April 30, 2022, Berkshire Hathaway Inc. held an annual meeting of its shareholders. The agenda items for the meeting along with the vote of the Company’s Class A and Class B common shareholders voting together as a single class with respect to each of the agenda items are shown below. There were five items acted on at that meeting as follows: 1) Election of Directors; 2) A shareholder proposal requesting that the Company’s Board Chair be an independent director; 3) A shareholder proposal requesting an annual assessment of climate risk management; 4) A shareholder proposal requesting information regarding how the Company intends to measure, disclose and reduce greenhouse gas emissions associated with the Company’s underwriting, insurance and investment activities; and 5) A shareholder proposal requesting reporting of diversity and inclusion efforts. Following are the votes cast for and against each director.

Proposal 1 – Election of Directors
	For	Against
Warren E. Buffett	486,609	23,535
Charles T. Munger	485,340	24,803
Gregory E. Abel	487,521	22,623
Howard G. Buffett	497,998	12,146
Susan A. Buffett	498,171	11,972
Stephen B. Burke	455,996	54,147
Kenneth I. Chenault	466,973	43,171
Christopher C. Davis	497,062	13,082
Susan L. Decker	442,027	68,117
David S. Gottesman	455,684	54,460
Charlotte Guyman	448,463	61,681
Ajit Jain	487,598	22,546
Ronald L. Olson	494,195	15,948
Wallace R. Weitz	505,738	4,405
Meryl B. Witmer	493,297	16,846

The results of the other matters acted upon at the meeting were as follows.

	For	Against	Abstain
Proposal 2 – Shareholder proposal	54,425	448,868	6,851

	For	Against	Abstain
Proposal 3 – Shareholder proposal	135,054	373,051	2,038

	For	Against	Abstain
Proposal 4 – Shareholder proposal	134,702	373,462	1,980

	For	Against	Abstain
Proposal 5 – Shareholder proposal	131,542	376,470	2,131

ITEM 8.01	Other Events

On May 3, 2022, the Company received a letter from the NYSE that acknowledged that the Company is back in compliance with the continued listing standards set forth in Section 303A of the NYSE Listed Company Manual. Specifically, on April 30, 2022, at the Company’s annual shareholder meeting, Wallace R. Weitz was elected to the Company’s Board of Directors. Mr. Weitz’s election as an independent director reestablished a majority of independent directors on the Company’s Board of Directors resolving the deficiency that the Company reported to the NYSE on February 15, 2022.

ITEM 9.01	Financial Statements and Exhibits

Exhibit 3(ii)	Bylaws (as amended on May 1, 2022)

Exhibit 99.1	Berkshire Hathaway Inc. Earnings Release Dated April 30, 2022

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 4, 2022		BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
	By:	Marc D. Hamburg
Senior Vice President and Chief Financial Officer